EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (File no. 333-71064) of our report dated March 27, 2001 relating to the financial statements of Rebop Media, Inc., which appears in Eloquent, Inc.'s Current Report on Form 8-K/A dated September 7, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP



San Jose, California
December 10, 2001


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